Exhibit 10.4

SUPPLEMENTAL INDENTURE NO. 1 TO THE
AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT

This SUPPLEMENTAL INDENTURE NO. 1 TO THE AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT, dated as of June 3, 2011 (this “Supplement”) is made between World Financial Capital Master Note Trust (the “Issuer”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used and not otherwise defined in this Supplement are used as defined in that certain Master Indenture, dated as of September 29, 2008 (the “Master Indenture”), between the Indenture Trustee and the Issuer, as supplemented by that certain Amended and Restated Series 2009-VFN Indenture Supplement, dated as of June 4, 2010 (the “Indenture Supplement”), between the Issuer and the Indenture Trustee.

Background

A.  The parties hereto have entered into the Master Indenture and the Indenture Supplement.

B.  The parties hereto wish to amend the Indenture Supplement as set forth in this Supplement.

Agreement

1.           Amendment of the Indenture Supplement.  The definition of “Bankrupt Merchant” in Section 2.1 is hereby amended to read in its entirety as follows:

“Bankrupt Merchant” means any Merchant which fails generally to, or admits in writing its inability to, pay its debts as they become due; or any Merchant for which a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Merchant in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceedings shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or any of the actions sought in such proceeding shall occur; or any Merchant that commences a voluntary case under any Debtor Relief Law, or such Merchant’s consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of a taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or any general assignment for the benefit of creditors; or any Merchant or any Affiliate of such Merchant shall have taken any corporate action in furtherance of any of the foregoing actions with respect to such Merchant; provided, however, that a Merchant for which a Chapter 11 Plan is confirmed under a Debtor Relief Law shall no longer be a Bankrupt Merchant upon the occurrence of the Effective Date of such Chapter 11 Plan.  For purposes of this definition, a Chapter 11 Plan shall exclude a Chapter 11 Plan under which the Bankrupt Merchant liquidates all of its assets and discontinues operations.

1	Supplement Indenture No. 1

2.           Binding Effect; Ratification.  (a) This Supplement shall become effective, as of the date first set forth above, when (i) counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns, (ii) the Noteholders shall have given their written consent pursuant to Section 10.2 of the Master Indenture.

(b)             On and after the execution and delivery hereof, this Supplement shall be a part of the Indenture Supplement and each reference in the Indenture Supplement to “this Indenture Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Indenture Supplement shall mean and be a reference to such Indenture Supplement as amended hereby.

(c)              Except as expressly amended hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.           Miscellaneous.  (a)  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b)              Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement.

(c)              This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Supplement may be delivered by facsimile or electronic transmission.

(d)              The Trustee shall not be responsible for the validity or sufficiency of this Supplement, nor for the recitals contained herein.

 [Signature Page Follows]

                                              Supplemental Indenture No. 1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL CAPITAL MASTER NOTE TRUST, as Issuer

By:  BNY Mellon Trust of Delaware, not in its individual capacity, but solely as Owner Trustee

By: /s/ Kristine K. Gullo
Name:  Kristine K. Gullo
Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By: /s/ Michelle Moeller
Name:  Michelle Moeller
Title:  Vice President

Supplemental Indenture No. 1
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